                                  Exhibit 2.2
                                  -----------

                             Certificate of Merger

                            CERTIFICATE OF MERGER OF

                           AARDVARK ACQUISITION CORP.

                                      INTO

                          ACCLAIM COMMUNICATIONS, INC.



     Pursuant to Section 251 of the Delaware General Corporation Law (the

"DGCL"), Acclaim Communications, Inc., a Delaware corporation, hereby certifies
 ----
as set forth below:

1. The name and state of incorporation of each of the constituent corporations of the merger is as follows:

     Name                              State of Incorporation
     ----                              ----------------------

     Acclaim Communications, Inc.             Delaware
     Aardvark Acquisition Corp.               Delaware

2.  An agreement and plan of reorganization (the "Merger Agreement") has been
                                                  ----------------
approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 228 and 251 of the DGCL.

3. Acclaim Communications, Inc. is the surviving corporation of the merger (the "Surviving Corporation").
 ---------------------

4. Upon the effectiveness of the merger, the Certificate of Incorporation of the Surviving Corporation shall be amended and restated as set forth in Exhibit
                                                                        -------
A hereto, and the Bylaws, Officers and Directors of Aardvark Acquisition Corp.
-
immediately prior to the merger shall be the Bylaws, Officers and Directors of the Surviving Corporation.

5. The executed Merger Agreement is on file at the principal place of business of the Surviving Corporation at 211 River Oaks Parkway, San Jose, California 95827.

6. A copy of the Merger Agreement will be furnished by the Surviving Corporation, on request and without cost, to any stockholder of any constituent corporation.

7. The merger shall become effective immediately upon the filing of this certificate with the Secretary of State of Delaware in accordance with Sections 251, 103 and 228 of the DGCL.

     This Certificate of Merger has been executed, acknowledged and attested on July 6, 1998.


                                        ACCLAIM COMMUNICATIONS, INC.

                                    By: /s/ Visveswar Akella
                                        ------------------------
                                        Visveswar Akella
                                        President and Chief Executive Officer

ATTEST:

By:  /s/ Diosdado Banatao
     -----------------------
         Diosdado Banatao
         Secretary

                                   EXHIBIT A
                                   ---------


                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                         ACCLAIM COMMUNICATIONS, INC.


                    (Pursuant to Sections 242 and 245 of the
               General Corporation Law of the State of Delaware)


     Acclaim Communications, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "General Corporation Law")

     DOES HEREBY CERTIFY:

     FIRST: That this corporation was originally incorporated on August 16, 1995 under the name Hydra Communications, Inc., pursuant to the General Corporation Law. The corporation changed its name to "Acclaim Communications, Inc." on May 15, 1996.

     SECOND: The Restated Certificate of Incorporation of Acclaim Communications, Inc., in the form set forth below, has been duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law by the directors and the stockholders of the corporation.

     THIRD: The Restated Certificate of Incorporation, as so adopted, reads in full as set forth below:

                                 ARTICLE FIRST
                                 -------------

     The name of this Corporation is Acclaim Communications, Inc.



                                 ARTICLE SECOND
                                 --------------

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801. The name of its registered agent at such office is The Corporation Trust Company.

                                 ARTICLE THIRD
                                 -------------

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                 ARTICLE FOURTH
                                 --------------

     The Corporation is authorized to issue one class of shares to be designated Common Stock. The total number of shares of Common Stock this Corporation shall have authority to issue is 100 with a par value of $0.001 per share.

                                 ARTICLE FIFTH
                                 -------------

     The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH
                                 -------------

     Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.


                                ARTICLE SEVENTH
                                ---------------

     The number of directors which constitute the whole Board of Directors of the Corporation shall be designated in the Bylaws of the Corporation.


                                 ARTICLE EIGHTH
                                 --------------

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.


                                 ARTICLE NINTH
                                 -------------

     (a) To the fullest extent permitted by the General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director.

     (b) The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer or employee at the request of the Corporation or any predecessor to the Corporation.

     (c) Neither any amendment nor repeal of this Article Tenth, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article Tenth, shall eliminate or reduce the effect of this Article Tenth, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                 ARTICLE TENTH
                                 -------------

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     The Restated Certificate of Incorporation has been executed, acknowledged and attested on July ___, 1998.



                                   ACCLAIM COMMUNICATIONS, INC.


                                   By: _____________________________
                                       Visveswar Akella
                                       President and Chief Executive Office



     ATTEST:


     By: ____________________________
          Diosdado Banatao
          Secretary